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                                                                      Exhibit 99

                                                    ONCOR ELECTRIC DELIVERY COMPANY
                                              CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                              (Unaudited)

                                                                                  Twelve Months Ended
                                                                                   September 30, 2003
                                                                                 (millions of dollars)
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         Operating revenues:
            Affiliated..................................................               $1,501
            Nonaffiliated ..............................................                  547
                                                                                       ------
                Total operating revenues................................                2,048

         Operating  expenses:
            Operation and maintenance...................................                  771
            Depreciation and amortization...............................                  283
            Income taxes................................................                   94
            Taxes, other than income....................................                  386
                                                                                       ------
                Total operating expenses................................                1,534
                                                                                       ------

         Operating income ..............................................                  514

         Other income and deductions:
            Other income................................................                   13
            Other deductions............................................                    7
            Nonoperating income taxes...................................                   25

         Interest income................................................                   58

         Interest expense and related charges...........................                  301
                                                                                       ------

         Income before extraordinary loss...............................                  252

         Extraordinary loss, net of tax effect..........................                  123
                                                                                       ------

         Net income.....................................................               $  129
                                                                                       ======

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